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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 of our report dated March 22, 2012 relating to the financial statements of Carey Watermark Investors Incorporated and of our report dated March 20, 2012 relating to the financial statements of Long Beach Hotel Properties, LLC, which appear in Carey Watermark Investors Incorporated's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
November 16, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM